UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [   ]

Check the appropriate box:
[   ] Preliminary Proxy Statement
[   ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[   ] Definitive Proxy Statement
[X] Definitive Additional Materials

[ ]	Soliciting Material Pursuant to Sec. 240.14a-12

OPTIMUM FUND TRUST

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required.
[   ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

1.	Title of each class of securities to which transaction applies:

2.	Aggregate number of securities to which transaction applies:

3.	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

4.	Proposed maximum aggregate value of transaction:

5.	Total fee paid:

[    ] Fee paid previously with preliminary proxy materials.

[ ]
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1) Amount Previously Paid:
____________________________________________________________

2) Form, Schedule or Registration Statement No.:
____________________________________________________________

3) Filing Party:
____________________________________________________________

4) Date Filed:
____________________________________________________________

URGENT: YOUR VOTE IS CRITICAL

Time is Running Out!

By now, you should have received a proxy package in the mail regarding an important shareholder meeting for the Optimum Fund Trust that has been adjourned to October 14, 2015.

According to our records, we have not received your vote.

It is important that we receive your vote as soon as possible to avoid having to adjourn the meeting further. It will also prevent the Trust from spending additional money soliciting your votes. If you have any questions or would like to vote, please call the number listed below:

To place your vote quickly and easily, please call us at 1-855-928-4484 between Monday through Friday, 9:00 a.m. to 10:00 p.m. Eastern time and a proxy voting specialist will gladly answer any questions you may have and assist you in placing your vote over the phone.

You may have more than one proxy included in your packet because you have multiple registrations and/or positions. Please be sure to vote all proxies in your packet.

Vote by Internet Visit the Website noted on your proxy card(s) and enter the control number(s) that appears on the proxy card(s). Follow the on-screen prompts to vote.	Vote by Mail Return the executed proxy card in the postage-paid envelope provided so it is received by October 14, 2015.
Call

Call the phone number above   Monday – Friday, 9:00am – 10:00 p.m., Eastern time to speak with a proxy specialist.
OR

Call the toll free touch-tone phone number listed on your proxy card. Have your proxy card with control number available. Follow the touch-tone prompts to vote.

THANK YOU FOR YOUR PARTICIPATION!

OPTADJ